IHEARTMEDIA, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
(Amended and Restated as of January 1, 2024)

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IHEARTMEDIA, INC.
DEFERRED COMPENSATION PLAN FOR DIRECTORS
ARTICLE I.
DEFINITIONS
1.1“Administrator” shall mean the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.
1.2“Annual Grant Date” shall mean the date of grant of the annual Equity Award granted to Directors with respect to that Year.
1.3“Board” shall mean the Board of Directors of the Company.
1.4“Cash Fee” shall mean the quarterly cash retainer payable to a Director pursuant to the Compensation Program for services as a member of the Board, including any retainers payable under the Compensation Program solely for serving as Lead Independent Director, but excluding any retainers payable for serving on one or more committees of the Board.
1.5“Change in Control” shall be deemed to occur if:
(a)Any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of Common Stock of the Company), becoming the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities, excluding for purposes herein, acquisitions pursuant to a Business Combination (as defined below) that does not constitute a Change in Control for purposes of the definition; or
(b)A merger, reorganization, or consolidation of the Company or in which equity securities of the Company are issued (each, a “Business Combination”), other than a merger, reorganization or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its parent) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity (or, as applicable, the parent of the Company or such surviving entity) outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person (other than those covered by the exceptions in clause (a) herein) acquires more than 50% of the combined voting power of the Company’s then outstanding securities shall not constitute a Change in Control of the Company; or
(c)A complete liquidation or dissolution of the Company or the consummation of a sale or disposition by the Company of all or substantially all of the Company’s assets other than the sale or disposition of all or substantially all of the assets of the Company to a person or persons who beneficially own, directly or indirectly, 50% or more of the combined voting power of the outstanding voting securities of the Company at the time of the sale; or

(d)During any period of 24 consecutive calendar months, individuals who were directors of the Company on the first day of such period (the “Incumbent Directors”) cease for any reason to constitute a majority of the Board; provided, however, that any individual becoming a director subsequent to the first day of such period whose election, or nomination for election, by the Company’s stockholders was approved by a vote of at least a majority of the Incumbent Directors will be considered as though such individual were an Incumbent Director, but excluding, for purposes of this proviso, any such individual whose initial assumption of office occurs as a result of an actual or threatened proxy contest with respect to election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a “person” (as used in Section 13(d) of the Exchange Act), in each case, other than the Board.
Notwithstanding the foregoing, for purposes of the Plan, in no event will a Change in Control be deemed to have occurred if such transaction or event does not constitute a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).
1.6“Code” shall mean the Internal Revenue Code of 1986, as amended and any successor statute thereto.
1.7“Committee” shall mean one or more committees or subcommittees of the Board, which may include one or more Directors or executive officers of the Company, to the extent permitted by applicable laws and Rule 16b-3 promulgated under the Exchange Act.
1.8“Common Stock” shall mean the Class A common stock of the Company.
1.9“Company” shall mean iHeartMedia, Inc. and any corporate successors.
1.10“Compensation Program” shall mean the iHeartMedia, Inc. Non-Employee Director Compensation Program, as may be amended and/or restated from time to time.
1.11“Deferred Compensation Account” shall mean an account maintained for each participating Director who makes a Deferral Election as described in Articles II and III.
1.12“Deferred Stock Unit” shall mean a notional unit representing the right to receive one share of Common Stock, that is received by a participating Director pursuant to this Plan and provides for the deferred receipt of Eligible Compensation.
1.13“Director” shall mean a non-employee member of the Board.
1.14“Disability” shall mean, with respect to a participating Director, that such Director has become “disabled” within the meaning of Section 409A, as determined by the Administrator in good faith.
1.15“Effective Date” shall mean May 10, 2022, which is the date on which the original Plan (i.e., the Deferred Compensation Plan for Directors, prior to its amendment and restatement) was adopted by the Board.
1.16“Eligible Compensation” shall mean, with respect to any Year, any Cash Fee earned or Equity Award granted during such Year.
1.17“Equity Awards” shall mean, as applicable, any Director Award (as defined in the Compensation Program).
1.18“Equity Restructuring” shall mean, as determined by the Administrator, a non-reciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, or other large, nonrecurring cash dividend, that affects the shares of Common Stock (or other securities of the Company) or the share price of Common Stock (or other securities of the Company) and causes a change in the per share value of the Common Stock underlying outstanding Deferred Stock Units.
1.19“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
1.20“Fair Market Value” shall mean, as of any date, the value of a share of Common Stock determined as follows: (a) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (b) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (c) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.
1.21“Incentive Plan” shall mean the iHeartMedia, Inc. 2021 Long-Term Incentive Award Plan, as it may be amended and/or amended and restated from time to time or any other applicable Company equity incentive plan then-maintained by the Company.
1.22“Plan” shall mean this Deferred Compensation Plan for Directors, as it may be amended and/or amended and restated from time to time.
1.23“Section 409A” shall mean Section 409A of the Code and Department of Treasury regulations and other interpretive guidance issued thereunder.
1.24“Separation from Service” shall mean a “separation from service” (within the meaning of Section 409A).
1.25“Subsidiary” shall mean any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.
1.26“Year” shall mean any calendar year.

ARTICLE II.
PURPOSE; DEFERRAL ELECTIONS
2.1Purpose. The purpose of this Plan is to provide the Directors with an opportunity to defer payment of all or a portion of their Eligible Compensation, as set forth herein.
2.2Deferral Elections. A Director may elect to defer payment of all or a specified portion of any Eligible Compensation by filing a written election with the Company on a form prescribed by the Company as follows (such an election, a “Deferral Election”):
(a)On or before December 31 of any Year, the Director may elect to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director during any Year following the Year in which the Deferral Election was made, subject to Sections 2.2(b) and (c) below.

(b)Notwithstanding Section 2.2(a), with respect to any Year in which a Director is initially elected or appointed to serve on the Board, such Director may elect no later than 30 days after the Director’s commencement of services as a member of the Board to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director following the later of (i) the date of the Director’s commencement of services as a Director and (ii) the date such Director’s irrevocable Deferral Election is filed with the Company.
(c)Notwithstanding Section 2.2(a), any Director who is first eligible to participate in this Plan on the Effective Date may make an initial Deferral Election no later than 30 days after the Effective Date to defer all or any portion of any Eligible Compensation earned by or granted to (as applicable) such Director following the later of (i) the Effective Date and (ii) the date such Director’s irrevocable Deferral Election is filed with the Company.
(d)In each applicable Deferral Election form, the Director shall specify (i) with respect to each participating Director’s Cash Fees, the portion of any such Cash Fees which will be subject to deferral hereunder and (ii) with respect to each participating Director’s Equity Award(s), whether all or none of any such Equity Award(s) will be subject to deferral hereunder (any such deferred compensation, together, the “Deferred Compensation”).
2.3Duration of Deferral Elections. Each Deferral Election shall continue in effect from Year to Year unless otherwise terminated in accordance with Article V or by the applicable Director by delivery of a written notice to the Administrator prior to January 1 of the Year in which such termination is first to become effective.

ARTICLE III.
DEFERRED COMPENSATION ACCOUNT
3.1Deferred Compensation Accounts. The Company shall maintain a bookkeeping Deferred Compensation Account for the Deferred Compensation of each participating Director. With respect to any Deferred Compensation deferred by Director hereunder, such Deferred Compensation shall be denominated in Deferred Stock Units.
3.2Crediting of Cash Fees. A participating Director’s Cash Fees that are deferred hereunder shall be credited to his or her Deferred Compensation Account in the form of Deferred Stock Units on the Annual Grant Date. On such date, the Company shall credit to the Deferred Compensation Account a number of Deferred Stock Units determined by dividing (i) the portion of the Cash Fees that the participating Director elected to defer, by (ii) the Fair Market Value of a share of Common Stock on such date, rounded down to the nearest whole Deferred Stock Unit. A participating Director’s Deferred Stock Units credited under this Section 3.2 will vest in four substantially equal installments on the last calendar day of each quarter of the applicable Year to which the deferred Cash Fees relate, subject to the Director’s continued service through the applicable vesting date. In the event the participating Director forfeits any such Deferred Stock Units, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.
3.3Crediting of Equity Awards. A participating Director’s Equity Awards that are deferred hereunder shall be credited to his or her Deferred Compensation Account in an equal number of Deferred Stock Units. The Deferred Stock Units related to such deferred Equity Award shall be subject to the same vesting or other forfeiture restrictions that would have otherwise applied to such Equity Award. In the event the participating Director forfeits Deferred Stock Units in accordance with the foregoing, his or her Deferred Compensation Account shall be debited for the number of Deferred Stock Units forfeited.
3.4Dividend Equivalents. Each Deferred Stock Unit credited to a Director’s Deferred Compensation Account shall carry with it a right to receive dividend equivalents in respect of the share of Common Stock underlying such Deferred Stock Unit. On the date on which any dividend is paid to shareholders of the Company, the Company shall credit such Director’s Deferred Compensation Account, with respect to each Deferred Stock Unit credited to such account, with an additional number of Deferred Stock Units equal to the per share value of the dividend so paid divided by the Fair Market Value per share of Common Stock on the date such dividend was paid. To the extent required by the applicable Award Agreement (as defined in the Incentive Plan) evidencing an Equity Award deferred hereunder, the Deferred Stock Units credited with respect to such dividend equivalent shall be subject to the same vesting or other forfeiture restrictions that applies to such Equity Award. With respect to any Cash Fees deferred hereunder, the Deferred Stock Units credited with respect to such dividend equivalent shall be subject to the same vesting or other forfeiture restrictions described in Section 3.2 above.
3.5Adjustments. If adjustments are made to the outstanding shares of Common Stock as a result of an Equity Restructuring, an appropriate adjustment also will be made in the number of Deferred Stock Units credited to each participating Director’s Deferred Compensation Account and/or to the number and kind of shares for which such Deferred Stock Units are outstanding.

ARTICLE IV.
PAYMENT OF DEFERRED COMPENSATION
4.1Payment Events. Subject to Section 4.5, payment of any Deferred Stock Units shall be made to a participating Director in one lump sum on the earliest to occur of the following events (the “Payment Event”): (i) the date of an In-Service Distribution; (ii) the Director’s Separation from Service; (iii) a Change in Control; (iv) the Director’s death; or (v) the Director’s Disability. Unless otherwise determined by the Administrator in connection with a Deferral Election, each Deferral Election shall permit a Director to elect to receive payment of the Deferred Stock Units while the Director is still a member of the Board (an “In-Service Distribution”) in a lump sum within 45 days following the date that is one, three, five or ten years following the last day of the applicable Year.
4.2Timing and Form of Payment.
(a)Amounts contained in a participating Director’s Deferred Compensation Account will, subject to Section 4.5 below, be distributed in a lump sum within 45 days following the applicable Payment Event (in any case, such payment date, the “Payment Date”), in accordance with the terms and conditions set forth herein. Notwithstanding anything to the contrary contained herein, the exact Payment Date shall be determined by the Company in its sole discretion (and the participating Director shall not have the right to designate the time of payment).
(b)Amounts credited to a Deferred Compensation Account shall be paid in the form of one whole share of Common Stock for each Deferred Stock Unit that has vested in accordance with its terms as of the applicable Payment Date; provided, that, (i) the Company may choose in its discretion to pay the participating Director cash in lieu of all or a portion of the shares of Common Stock and (ii) no fractional shares of Common

Stock shall be issued and the Administrator shall determine, in its sole discretion, whether cash shall be given in lieu of fractional shares of Common Stock or whether such fractional shares of Common Stock shall be rounded up or down. Deferred Stock Units issued to and shares of Common Stock paid to Directors under the Plan shall be issued and paid from the Incentive Plan.
4.3Designation of Beneficiary. Each Director shall have the right to designate a beneficiary who is to succeed to his right to receive payments hereunder in the event of the Director’s death (each, a “Designated Beneficiary”). Any Designated Beneficiary will receive payments in the same manner as the applicable Director if he had lived. In the event of a Director failing to designate a beneficiary under this Section 4.3 or upon the death of a Designated Beneficiary without a designated successor, the balance of the amounts contained in the Director’s Deferred Compensation Account, if any, shall be payable in accordance with Section 4.2 to the Director’s estate in full. No designation of a beneficiary or change in beneficiary shall be valid unless in writing signed by the Director and filed with the Administrator. A Designated Beneficiary may be changed without the consent of any prior beneficiary.
4.4Permissible Acceleration. Notwithstanding Sections 4.1 and 4.2, all or a portion of a Director’s Deferred Compensation Account may be distributed prior to the applicable Payment Date upon the occurrence of one or more of the events specified in Treasury Regulation Section 1.409A-3(j)(4), as determined by the Administrator.
4.5Section 409A Delay. Notwithstanding any contrary provision in the Plan, any payment required to be made hereunder to a Director who is a “specified employee” (as defined under Section 409A and as the Administrator determines) upon his or her Separation from Service will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such Separation from Service (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth herein) on the day immediately following such six-month period or death or as soon as administratively practicable thereafter (without interest). Notwithstanding any contrary provision of the Plan, any payment of “nonqualified deferred compensation” under the Plan that may be made in installments shall be treated as a right to receive a series of separate and distinct payments.
4.6Election to Further Defer Payment. To the extent all or a portion of a participating Director’s Deferred Compensation is or may become payable on or in connection with an In-Service Distribution, as set forth in the applicable Deferral Election, such Director may change such In-Service Distribution to a later date by completing and delivering a new, written Deferral Election to the Administrator, subject to the following limitations (a “Subsequent Deferral Election”):
(a)The Subsequent Deferral Election shall not take effect until at least 12 months after the date on which the Subsequent Deferral Election is made in accordance with Section 409A(a)(4)(C)(i) of the Code and the Treasury Regulations thereunder;
(b)The Director’s new In-Service Distribution set forth in the Subsequent Deferral Election may not be less than five years from the Payment Date otherwise applicable to the prior In-Service Distribution, as determined in accordance with Section 409A(a)(4)(C)(ii) of the Code and the Treasury Regulations thereunder;
(c)The Subsequent Deferral Election shall not be made less than 12 months prior to the Payment Date otherwise applicable to the prior In-Service Distribution in accordance with Section 409A(a)(4)(C)(iii) of the Code and the Treasury Regulations thereunder; and

(d)The Subsequent Deferral Election shall be made in accordance with Section 409A(a)(4)(C) of the Code and the Treasury Regulations thereunder.

ARTICLE V.
ADMINISTRATION; EFFECTIVENESS, AMENDMENT AND TERMINATION OF PLAN
5.1Plan Administrator. The Plan will be administered by the Administrator. The books and records to be maintained for the purpose of the Plan shall be maintained by the Company at its expense. All expenses of administering the Plan shall be paid by the Company.
5.2Effective Date. The original Plan was adopted by the Board effective as of the Effective Date. The Plan as amended and restated is effective as of January 1, 2024.
5.3Plan Amendment; Termination. The Board may amend, suspend, or terminate the Plan at any time and for any reason. No amendment, suspension, or termination will, without the consent of the Director, materially impair rights or obligations under any Deferred Stock Units previously awarded to the Director under the Plan, except as provided below. The Board may terminate the Plan and distribute the Deferred Compensation Accounts to participants in accordance with and subject to the rules of Treasury Regulation Section 1.409A-3(j)(4)(ix), or successor provisions, and any generally applicable guidance issued by the Internal Revenue Service permitting such termination and distribution.

ARTICLE VI.
MISCELLANEOUS
6.1Limitations on Transferability. Except to the extent required by law, the right of any Director or any beneficiary thereof to any benefit or to any payment hereunder shall not be subject in any manner to attachment or other legal process for the debts of such Director or beneficiary; and any such benefit or payment shall not be subject to alienation, sale, transfer, assignment or encumbrance.
6.2Limitations on Liability. No member of the Board and no officer or employee of the Company shall be liable to any person for any action taken or omitted in connection with the administration of the Plan unless attributable to his own fraud or willful misconduct, and the Company shall not be liable to any person for any such action unless attributable to fraud or willful misconduct on the part of a Director, officer or employee of the Company.
6.3Rights as a Stockholder. Deferred Stock Units shall not entitle any Director or other person to rights of a stockholder of the Company or any of its affiliates with respect to such Deferred Stock Units unless and until any shares of Common Stock have been issued to the holder thereof in respect of such Deferred Stock Units pursuant to Article IV hereof.
6.4Limitation on Participant’s Rights
(a)The Company shall not be required to acquire, reserve, segregate or otherwise set aside any shares of its Common Stock for the payment of its obligations under the Plan, but shall make available as and when required a sufficient number of shares of its Common Stock to meet the needs of the Plan, subject to the terms and conditions of the Incentive Plan.
(b)Nothing contained herein shall be deemed to create a trust of any kind or any fiduciary relationship. To the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any unsecured general creditor of the Company.
6.5Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.
6.6Governing Documents. If any contradiction occurs between the Plan and any Deferral Election or other written agreement between a participating Director and the Company that the Administrator has approved, the Plan will govern, unless it is expressly specified in such agreement or other written document that a specific provision of the Plan will not apply.
6.7Governing Law. The Plan will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware. The Plan is intended to be construed so that participation in the Plan will be exempt from Section 16(b) of the Exchange Act, pursuant to regulations and interpretations issued from time to time by the Securities and Exchange Commission.
6.8Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.
6.9Conformity to Securities Laws. Each participating Director acknowledges that the Plan is intended to conform to the extent necessary with applicable laws. Notwithstanding anything herein to the contrary, the Plan will be administered only in conformance with applicable laws. To the extent applicable laws permit, the Plan will be deemed amended as necessary to conform to applicable laws (subject to Section 409A).
6.10Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company except as expressly provided in writing in such other plan or an agreement thereunder.